As filed with the Securities and Exchange Commission on June 4, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MOBILITY ELECTRONICS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	86-0843914
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17800 N. Perimeter Dr., Suite 200
Scottsdale, Arizona 85255
(480) 596-0061
(Address of Principal Executive Offices) (Zip Code)

Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan
Mobility Electronics, Inc. Non-Employee Director Long-Term Incentive Plan
(Full title of the Plan)

Joan W. Brubacher
Executive Vice President and Chief Financial Officer
17800 N. Perimeter Dr., Suite 200
Scottsdale, Arizona 85255
(480) 596-0061
(Name and Address of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount To Be	Offering	Aggregate Offering	Registration
To Be Registered	Registered (1)(2)	Price Per Share	Price	Fee

Common Stock, $0.01 Par Value (Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan)	2,350,000 shares	$8.41 (3)	$19,763,500	$2,505

Common Stock, $0.01 Par Value (Mobility Electronics, Inc. Non-Employee Director Long-Term Incentive Plan)	400,000 shares	$8.41 (3)	$3,364,000	$427

Total:	2,750,000 shares		$23,127,500	$2,932

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such indeterminate additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends, recapitalization or other similar transactions.

(2)	Associated with the Common Stock are preferred stock purchase rights that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on June 3, 2004.

2

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I, Items 1 and 2, will be delivered to employees in accordance with Form S-8 and Rule 428 of the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents have been filed by Mobility Electronics, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and are incorporated by reference into this Registration Statement:

     1. The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Commission on March 5, 2004;

     2. All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above;

     3. The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the Commission on May 10, 2004;

     4. The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-30907) filed with the Commission on June 27, 2000;

     5. The description of the Registrant’s Series G Junior Participating Preferred Stock Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-30907) filed with the Commission on June 19, 2003.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities. Not applicable.

Item 5. Interests of Named Experts and Counsel. Not applicable.

Item 6. Indemnification of Directors and Officers.

Delaware General Corporation Law

     The Registrant has authority under Section 145 of the Delaware General Corporation Law (“DGCL”) to indemnify its directors and officers to the extent provided for in such statute. The Registrant’s Amended and Restated Certificate of Incorporation provides for indemnification of its officers and directors to the extent permitted under the Delaware General Corporation Law.

Certificate of Incorporation

     The Registrant’s Amended and Restated Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except as limited by the DGCL. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Amended and Restated Certificate of Incorporation by the Registrant’s stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.

Bylaws

     The Registrant’s Amended and Restated Bylaws provide that it will indemnify its directors to the fullest extent permitted by the DGCL and may, if and to the extent authorized by the board of directors, indemnify its officers and any other person whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever. The Registrant’s Amended and Restated Bylaws further provide that, subject to certain restrictions, the Registrant will advance to its directors and officers expenses incurred by them in connection with any proceeding, provided the director or officer undertakes to repay all amounts advanced.

Indemnity Agreements

     The Registrant has entered into Indemnity Agreements with each of its directors and executive officers. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, judgments fines and penalties incurred in connection with the defense or settlement of any actions brought against them by reason of the fact that they were directors or officers or assumed certain responsibilities at the direction of the Registrant.

Insurance

     The Registrant maintains liability insurance for the benefit of its directors and officers.

Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Exhibits.

     The Exhibit Index is located after the signature page of this document.

Item 9. Undertakings.

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on June 4, 2004.

MOBILITY ELECTRONICS, INC.

By:	/s/ Charles R. Mollo

Charles R. Mollo, Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

     Each person whose signature appears below authorizes Charles R. Mollo and Joan W. Brubacher and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Commission, in respect thereof, in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in the registration statement as such attorney may deem appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on June 4, 2004.

SIGNATURES	TITLE
/s/ Charles R. Mollo	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Charles R. Mollo

/s/ Joan W. Brubacher	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)

Joan W. Brubacher

/s/ William O. Hunt	Director

William O. Hunt

/s/ Jerre L. Stead	Director

Jerre L. Stead

/s/ Jeffrey R. Harris	Director

Jeffrey R. Harris

/s/ Larry M. Carr	Director

Larry M. Carr

/s/ Robert W. Shaner	Director

Robert W. Shaner

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1	Certificate of Incorporation of the Company (1)

4.2	Articles of Amendment to the Certificate of Incorporation of the Company dated as of June 17, 1997 (2)

4.3	Articles of Amendment to the Certificate of Incorporation of the Company dated as of September 10, 1997 (1)

4.4	Articles of Amendment to the Certificate of Incorporation of the Company dated as of July 20, 1998 (1)

4.5	Articles of Amendment to the Certificate of Incorporation of the Company dated as of February 3, 2000 (1)

4.6	Articles of Amendment to the Certificate of Incorporation of the Company dated as of March 31, 2000 (2)

4.7	Certificate of Designations, Preferences, Rights and Limitations of Series C Preferred Stock (1)

4.8	Certificate of the Designations, Preferences, Rights and Limitations of Series D Preferred Stock (3)

4.9	Certificate of the Designations, Preferences, Rights and Limitations of Series E Preferred Stock of Mobility Electronics, Inc. (4)

4.10	Certificate of the Designations, Preferences, Rights and Limitations of Series F Preferred Stock of Mobility Electronics, Inc. (4)

4.11	Certificate of Designations, Preferences, Rights and Limitations of Series G Junior Participating Preferred Stock of Mobility Electronics, Inc. (5)

4.12	Amended and Restated Bylaws*

4.13	Specimen of Common Stock Certificate (6)

4.14	Rights Agreement between the Company and Computershare Trust Company, dated June 11, 2003 (7)

5.1	Opinion of Jackson Walker L.L.P.*

23.1	Consent of KPMG LLP*

23.2	Consent of Jackson Walker L.L.P. (included in the opinion of Jackson Walker L.L.P. filed as Exhibit 5)

24	Power of Attorney (included in Part II hereof)

99.1	Mobility Electronics, Inc. Omnibus Long-Term Incentive Plan (incorporated by reference from the Company’s definitive proxy statement on Schedule 14A filed on April 15, 2004)+

99.2	Mobility Electronics, Inc. Non-Employee Director Long-Term Incentive Plan (incorporated by reference from the Company’s definitive proxy statement on Schedule 14A filed on April 15, 2004)+

*	Filed herewith.

**	Each of these agreements is identical in all material respects except for the purchasers.

+	Management or compensatory plan or agreement.

(1)	Previously filed as an exhibit to Registration Statement No. 333-30264 dated February 11, 2000.

(2)	Previously filed as an exhibit to Amendment No. 2 to Registration Statement No. 333-30264 on Form S-1 dated May 4, 2000.

(3)	Previously filed as an exhibit to Amendment No. 1 to Registration Statement No. 333-30264 on Form S-1 dated March 28, 2000.

(4)	Previously filed as an exhibit to Current Report on Form 8-K filed on January 14, 2003.

(5)	Previously filed as an exhibit to Current Report on Form 8-K filed on June 19, 2003.

(6)	Previously filed as an exhibit to Amendment No. 3 to Registration Statement No. 333-30264 on Form S-1 dated May 18, 2000.

(7)	Previously filed as an exhibit to Current Report on Form 8-K filed on June 19, 2003.